Exhibit F, Schedule 7

Item 7.    Contributions and Public Relations

Expenditures, disbursements or payments for the account of any citizens group or public relations counsel are as follows:

  Company      Beneficiary       Purpose       Account         Amount
  -------     -------------   ------------   ----------      ------------
 Enron Corp   The Brunswick  General public    Outside        $93,834.26
               Group, LLC       relations      servs. -
                                 support         prof

Enron Corp.      Hill &      General public    Outside         45,000.00
             Knowlton, Inc.     relations      servs. -
                                 support         prof

Azurix Corp.     Hill &        Engaged to      Outside         10,000.00
             Knowlton, Inc.    deal with       servs. -
                               coverage in       prof
                                Argentina
                              related to a
                              dispute before
                                    the
                              International
                              Center for the
                              Settlement of
                               Investment
                               Disputes in
                              October 2004

  Portland      Citizens        Lobbying     Expenditures    1,030,000.00
  General      Against the     Activities    for certain
  Electric     Costly PUD                       civic,
  Company                                     political
                                             and related
                                              activities

  Portland      Clackamas       Lobbying     Expenditures     915,000.00
  General       Citizens       Activities    for certain
  Electric     Against the                      civic,
  Company    Costly Takeover                  political
                                             and related
                                              activities

  Portland     Dorchester       Political    Expenditures         500.00
  General      Conference      Sponsorship   for certain
  Electric                                      civic,
  Company                                     political
                                             and related
                                              activities

  Portland        No on         Lobbying     Expenditures      10,000.00
  General    Constitutional    Activities    for certain
  Electric    Amendment 36                      civic,
  Company                                     political
                                             and related
                                              activities

  Portland       Oregon         Political    Expenditures      10,500.00
  General       Business         Support     for certain
  Electric   Association PAC   Activities       civic,
  Company                                     political
                                             and related
                                              activities
                                             & Donations

  Portland    PGE Employee      Political    Expenditures      75,000.00
  General       Candidate        Support     for certain
  Electric   Assistance Fund   Activities       civic,
  Company                                     political
                                             and related
                                              activities

  Portland      Stop the        Lobbying     Expenditures      10,000.00
  General    Repeal Campaign   Activities    for certain
  Electric                                      civic,
  Company                                     political
                                             and related
                                              activities

  Portland    Take a Closer     Lobbying     Expenditures      15,000.00
  General    Look Committee    Activities    for certain
  Electric                                      civic,
  Company                                     political
                                             and related
                                              activities


 Exhibit F, Schedule 7                 1

 Company      Beneficiary       Purpose       Account         Amount
  -------     -------------   ------------   ----------      ------------

  Portland    Contributions     Lobbying     Expenditures      25,000.00
  General      to various      Activities    for certain
  Electric      citizens                        civic,
  Company    groups of less                   political
              than $10,000                   and related
                  each                        activities

  Portland     The Victory      Political    Expenditures         650.00
  General         Group        Sponsorship   for certain
  Electric                                      civic,
  Company                                     political
                                             and related
                                              activities

  Portland       Yamhill        Lobbying     Expenditures     176,213.00
  General       Citizens       Activities    for certain
  Electric     Against the                      civic,
  Company    Costly Takeover                  political
                                             and related
                                              activities

  Portland    Gard & Gerber      Public      Expenditures     246,161.00
  General                       Relations    for certain
  Electric                                      civic,
  Company                                     political
                                             and related
                                             activities,
                                              Donations,
                                                Misc.
                                               General
                                               Expenses
                                              and Misc.
                                             Non-Utility
                                               Expense

  Portland     Patricia J.       Public        Customer        67,950.00
  General        Farrell        Relations     Assistance
  Electric                                    Expense &
  Company                                    Expenditures
                                             for certain
                                                civic,
                                              political
                                             and related
                                              activities

  Portland     Photography       Public        Customer        31,888.00
  General       Plus Inc.       Relations     Assistance
  Electric                                     Expense
  Company

  Portland     Michael A.        Public      Expenditures     196,610.67
  General      Andrews LLC      Relations    for certain
  Electric                                      civic,
  Company                                     political
                                             and related
                                              activities

  Portland      Van Ness         Public         Legal           3,487.52
  General     Feldman, P.C.     Relations      Expense
  Electric
  Company

  Portland     Thomas Mark       Public       Capital -       361,583.00
  General                       Relations       Hydro
  Electric                                   Relicensing
  Company

  Portland      Wexler &         Public       Capital -        23,554.00
  General     Walker Public     Relations       Hydro
  Electric       Policy                      Relicensing
  Company      Associates

  Portland      Portland        Economic      Donations        10,000.00
  General      Ambassador      Development
  Electric       Program
  Company

  Portland    Contributions     Economic      Donations         4,500.00
  General      to various      Development
  Electric      business
  Company      development
             groups of less
              than $10,000
                  each

  Northern      Dorsey &       To monitor      Outside         15,883.09
   Border     Whitney, LLP      proposed       services
  Pipeline                     legislation
 and Viking
    Gas
Transmission


 Exhibit F, Schedule 7                 2

 Company      Beneficiary       Purpose       Account         Amount
  -------     -------------   ------------   ----------      ------------

  Northern      Navigant       To monitor     Political         1,587.52
   Border      Consulting       proposed     contributions
  Pipeline                     legislation

  Northern     May, Adams,     To monitor      Outside          6,571.45
   Border       Gerdes &        proposed       services
  Pipeline    Thompson, LLP    legislation

                                              Political         2,055.81
                                             contributions


 Exhibit F, Schedule 7                 3